EXHIBIT 99.1

Tamino Minerals Inc. Issues Exciting News Regarding Future Acquisitions and Shareholder Update

MONTREAL, Feb. 05, 2020 (GLOBE NEWSWIRE) -- Tamino Minerals, Inc., a mineral exploration and development company, (“Tamino” or the “Company”) (OTC Markets: TINO), www.taminominerals.ca announces that Tamino continues to be hard at work. We have had a fast start to 2020 with excellent results in the third and fourth quarters of 2019 through the collective group initiatives of sourcing new acquisitions and pursuing diligent financing to become current on OTC Markets. So far, the best results in the stock market have taken place during the Q3 2019, especially in the month of September.

We are pleased to report that executive management, with its key leadership team, is continuing to produce results. Based on this, it’s imperative to ascertain that not a single share has been deposited into OTC Markets in the last several years we have had 149,811,161 common shares, we have not increased the number of shares in the float and we plan to maintain it this way.

Our plans to initiate exploration remain firm as we have plans to move forward with starting operations immediately. We currently work on logistics in order to implement and initiate activities as soon as humanly possible.

Our intentions are to be more aggressive within our acquisition’s strategy. Our Corporate Development Department has begun to plan vigorously on a set of actions in order to attract a great project, besides the ones we currently start to work on. We have been mentioning these aspects.

The price of gold is another important factor to mention that will inevitably assist us on meeting our goals.

Our outlook for 2020 is bright. So far this year, we have kept our promise to keep our share structure intact by negotiating with several investors in order to provide us with non-dilutive financing. A major focus for Tamino in 2020 is to target high quality long-term institutional shareholders as well as research coverage. We would like to mention that we were invited to list in the Mexican Stock Exchange, we will provide additional information on this. When Tamino executes on these plans, our shareholders will see significant increases in value.

TAMINO MINERALS, INC.
TAMINO MINERALS INC. is exploring for gold and other mineral deposits within a prolific Gold producing State, Sonora.  Under SEC Fair Disclosure Guidelines, persons interested in Tamino Minerals can expect disclosures and updates at OTC Markets, the company’s website, www.TaminoMinerals.ca,

Twitter: www.Twitter.com/TaminoMinerals
Facebook:   www.facebook.com/taminominerals
Instagram: www.instagram.com/taminominerals
Linkedin: www.linkedin.com/company/taminominerals
and YouTube:   http://bit.ly/33nPS9n

On behalf of the Board,

-       Pedro Villagran-Garcia    -

Pedro Villagran-Garcia, President & CEO
Tamino Minerals, Inc.
For further information, please contact the company at 1 (514) 432-7746 or by email at info@taminominerals.ca

Safe Harbor Statement
Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.